Exhibit 99.1

Adaptimmune Secures up to $125 Million Debt Financing with Hercules Capital

First tranche of $25 million available upon closing; the Company will be eligible to draw an additional $25 million subject to afami-cel approval

PHILADELPHIA, PA. and OXFORD, UK, May 15, 2024 – Adaptimmune Therapeutics plc (Nasdaq: ADAP), a company redefining the treatment of solid tumor cancers with cell therapy, today announced that it has entered into a $125 million five-year, term loan facility with Hercules Capital, Inc. (NYSE: HTGC) (“Hercules”). The transaction strengthens the Company’s balance sheet as it executes on its sarcoma franchise with the commercial launch of afami-cel later this year and lete-cel planned for 2026. The Company will host a live webcast at 8:00 a.m. EDT (1:00 p.m. BST) today to report its Q1 financial and business updates.

Gavin Wood, Adaptimmune’s Chief Financial Officer: “We are focused on getting products to market starting with afami-cel later this year. We know that afami-cel has the potential to make a tremendous difference for people with sarcoma and we are pleased to partner with Hercules Capital in this transaction to strengthen our balance sheet.”

R. Bryan Jadot - Senior Managing Director and Group Head at Hercules Capital: “Hercules is excited to partner with Adaptimmune as they prepare to launch afami-cel and bring this therapy to patients living with synovial sarcoma. We are proud to support Adaptimmune’s mission to design and deliver cell therapies to transform the lives of people with cancer.”

Jeffrey Ralto – Principal at Hercules Capital: “We are proud to support Adaptimmune mission of developing and commercializing treatments for people with cancer. This financing should help support Adaptimmune’s clinical and commercial strategies.”

The term loan facility provides for up to $125 million of term loans in aggregate, available in up to five tranches. Upon closing of the transaction, the first tranche of $25 million can be drawn. Under the terms of the agreement, Adaptimmune will be eligible to draw an additional tranche of $25 million upon afami-cel approval, and three additional tranches totaling $75 million over the medium-term subject to certain conditions.

Additional details of the loan agreement will be filed with the Securities and Exchange Commission on a Current Report on Form 8-K.

TD Cowen acted as sole financial advisor to the Company. Ropes & Gray served as legal counsel to Adaptimmune and DLA Piper served as legal counsel to Hercules.

Today’s Webcast Details for Adaptimmune’s Q1 financial and business updates

A live webcast and replay can be accessed at https://www.gowebcasting.com/13334. Call in information is as follows: 1-800-806-5484 (US or Canada) or +416-340-2217 (International and additional options available HERE) and the passcode is 3025919#. Callers should dial in 5-10 minutes prior to the scheduled start time and simply ask to join the Adaptimmune call.

About Adaptimmune
Adaptimmune is a clinical-stage biopharmaceutical company focused on designing, developing, and delivering cell therapies to transform the lives of people with cancer. The Company's unique engineered T-cell receptor (TCR) platform enables the engineering of T-cells to target and destroy cancers across multiple solid tumor types.

Forward-Looking Statements
This release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (PSLRA). These forward-looking statements involve certain risks and uncertainties. Such risks and uncertainties could cause our actual results to differ materially from those indicated by such forward-looking statements, and include, without limitation: the success, cost and timing of our product development activities and clinical trials and our ability to successfully advance our TCR therapeutic candidates through the regulatory and commercialization processes. For a further description of the risks and uncertainties that could cause our actual results to differ materially from those expressed in these forward-looking statements, as well as risks relating to our business in general, we refer you to our Annual Report on Form 10-K filed with the Securities and Exchange Commission for the year ended 31 December, 2023, our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other filings with the Securities and Exchange Commission. The forward-looking statements contained in this press release speak only as of the date the statements were made and we do not undertake any obligation to update such forward-looking statements to reflect subsequent events or circumstances.

Adaptimmune Contact

Investor Relations
Juli P. Miller, Ph.D. - VP, Corporate Affairs and Investor Relations
T : +1 215 825 9310
M : +1 215 460 8920
Juli.Miller@adaptimmune.com

Media Relations
Dana Lynch, Senior Director of Corporate Communications
M: +1 267 990 1217
Dana.Lynch@adaptimmune.com